Exhibit 23.5

                                          185, avenue Charles-de-Gaulle
                                          B.P. 136
                                          92201 Neuilly-sur-Seine Cedex
                                          France

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the amendment of the Data Research Associates, Inc. Directors' Stock Option Plan of our report dated October 2, 1995, with respect to the 1994/1995 financial statements of MULTILIS EUROPE S.A. (a wholly owned subsidiary of DATA RESEARCH ASSOCIATES, INC.) included in the Annual Report (Form 10-K) of Data Research Associates, Inc. and subsidiaries for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


Neuilly, France
March 3, 1997



/s/Nicholas L.E. Rolt
Nicholas L.E. Rolt

Partner BDA-Deloitte Touche Tohmatsu